EXHIBIT 4.1

                                INTERACTIVE DATA
                           FINANCIAL TIMES Information
                               100 William Street,
                                  15th Floor,
                               New York, NY 10038

                            USA Tel: (212) 269-6300
                              Fax: (212) 771-6445


                               September 11, 2000


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


         Re:      Van Kampen Focus Portfolios, Series 260
                  The Roaring 2000s Portfolio, Series 8A and
                  The Roaring 2000s Portfolio, Series 8B,
                      File No. 333-45296


  Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,


                                                                     Steve Miano
                                           Director Fixed Income Data Operations